Exhibit 99.1

For Immediate Release:

RENT-A-CENTER, INC. ANNOUNCES

PRELIMINARY SECOND QUARTER 2014 RESULTS

Estimated Diluted Earnings per Share in a range of $0.31 to $0.33, Including a Restructuring Expense of Approximately $0.05 per Diluted Share Related to Store Consolidation Plan

Estimated Total Revenues of $773 million

Initiates Smartphone Rollout

Plano, Texas, July 10, 2014 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, today announced preliminary revenues and earnings for the quarter ended June 30, 2014.

Second Quarter 2014 Preliminary Results

The Company expects the following financial results for the quarter ended June 30, 2014:

•                  Total revenues are estimated to be approximately $773 million.

•                  Same store sales are estimated to have increased approximately 0.6%.

•                  Net earnings per diluted share are expected to be in the range of $0.31 to $0.33.

•                  Adjusted net earnings per diluted share are expected to be in the range of $0.36 to $0.38, when excluding a pre-tax restructuring expense of approximately $4.4 million, or approximately $0.05 per diluted share, related to the consolidation of approximately 150 stores into existing Core U.S. stores.

“Macro-economic pressures continue to burden our financially constrained customers contributing to softer than expected demand in our U.S. business segments. Consequently, revenue and earnings for the second quarter 2014 will not meet expectations. We are not satisfied with our second quarter results and hold ourselves accountable for improving our performance. To that end, we are excited to announce a new product line in our domestic retail stores with our entrance into the burgeoning smartphone business,” said Robert D. Davis, the Chief Executive Officer of Rent-A-Center, Inc.

Smartphone Rollout

The Company’s smartphone rollout offers consumers nationwide one-stop shopping for a variety of leading, name-brand smartphones and no-contract plans, a rent-to-own industry first. It also provides ground-breaking flexibility: Phones may be rented in connection with the immediate activation of a no-contract airtime plan, or without. A choice in the brand of airtime plans is offered, and customers may even opt to activate a plan for a phone not rented through Rent-A-Center. Additionally, airtime plans may be reloaded at Rent-A-Center stores, regardless of one’s cellular carrier.

Launched this week, the smartphone rollout across Rent-A-Center’s 2,800-plus Core U.S. stores is expected to be completed by month’s end and was spurred by the success of a pilot program launched last summer.

Boasting the latest Samsung Galaxy smartphones including Galaxy S® III, Galaxy S® 4, Galaxy S® 5, Galaxy Note® II, Galaxy Note® 3 and Galaxy S® Relay at launch, Rent-A-Center will offer a choice of leading wireless-service providers including NET10 Wireless, SIMPLE Mobile and Telcel America.

The offer is expected to appeal to cash- and credit-strapped consumers put off by the high upfront cost of acquiring a smartphone.

Competitively priced with no credit check, deposit or long-term contract, the Rent-A-Center offer distinguishes itself from standard smartphone and airtime plans. It also compares favorably to traditional no-contract plans since the cash outlay to acquire a smartphone through a rent-to-own agreement is minimal, customers need not purchase a new phone in order to upgrade; and warranty and service are included at no additional cost.

“There’s already a pronounced appetite for smartphones and no-contract airtime plans,” said Mr. Davis. “By heightening flexibility and choices while lessening a consumer’s initial cash outlay, we believe we have meaningfully enhanced this product.” Mr. Davis said.  “While the roll-out of the smartphone product is part of a plan to address our business performance, we are also in the midst of a multi-year program designed to transform and modernize our operations company-wide in order to improve the profitability of our Core U.S. segment while continuing to support our Acceptance Now and Mexico segments. This program is focused on building new competencies and capabilities through a variety of operational and infrastructure initiatives such as developing a new supply chain, formulating a customer-focused value-based pricing strategy, optimizing our store footprint, and innovating our digital e-commerce capabilities,” Mr. Davis concluded.

On July 21, 2014, Rent-A-Center, Inc. will report final 2014 second quarter and six months ended June 30, 2014 results and update its guidance for the remainder of 2014.

Rent-A-Center, Inc. will also host a conference call to discuss the second quarter 2014 results, 2014 guidance and other operational matters on Tuesday morning, July 22, 2014, at 10:45 a.m. ET. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

Rent-A-Center, Inc., headquartered in Plano, Texas, is the largest rent-to-own operator in North America, focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable goods such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 3,030 stores in the United States, Mexico, Canada, and Puerto Rico, and approximately 1,360 Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchisor of approximately 180 rent-to-own stores operating under the trade names of “Rent-A-Center”, “ColorTyme” and “Rimtyme”. For additional information about the Company, please visit www.rentacenter.com.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; economic pressures, such as high fuel costs, affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial performance of the Core U.S. segment; the Company’s ability to develop and successfully execute the competencies and capabilities which are the focus of the Company’s multi-year program designed to transform and modernize the Company’s operations; costs associated with the Company’s multi-year program designed to transform and modernize the Company’s operations; the Company’s ability to successfully market smartphones and related services to its customers; the Company’s ability to develop and successfully implement digital electronic commerce capabilities; our ability to retain the revenue from customer accounts merged into another store location as a result of the store consolidation plan; uncertainties regarding additional costs and expenses that could be incurred in connection with the store consolidation plan; the Company’s ability to execute and the effectiveness of the store consolidation; rapid inflation or deflation in prices of the Company’s products; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to enhance the performance of acquired stores; the Company’s ability to retain the revenue associated with acquired customer accounts; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; our ability to protect the integrity and security of individually identifiable data of our customers and employee; the impact of any breaches in data security or other disturbances to our information technology and other networks; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly report on Form 10-Q for the quarter ended March 31, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:

David E. Carpenter

Vice President of Investor Relations
(972) 801-1214

david.carpenter@rentacenter.com